EXHIBIT 99.1

T-Mobile Posts Record-High Customer Results, Adding 1.2 Million Postpaid Accounts and 5.5 Million Postpaid Customers in 2021

Un-carrier Further Extends Unrivaled Lead with America’s Only Standalone 5G Network, Delivering Game-Changing Ultra Capacity 5G to Over 210 Million People Nationwide

Preliminary Fourth Quarter Postpaid Customer and Account Net Additions Expected to Lead the Industry(1)
•315 thousand postpaid account net additions, expected best in industry and highest Q4 in last four years
•1.8 million postpaid net customer additions, expected best in industry and highest Q4 in company history
•844 thousand postpaid phone net customer additions, increased year-over-year
•224 thousand High Speed Internet net customer additions, best quarter since launch

Preliminary Full-Year Results Highlighted by Record-High Postpaid Customer and Account Net Additions
•1.2 million postpaid account net additions, more than doubled year-over-year
•5.5 million postpaid net customer additions, highest annual number in company history
•2.9 million postpaid phone net customer additions, increased 32% year-over-year
•546 thousand High Speed Internet net customer additions, ending the year with 646 thousand customers

America’s Largest, Fastest and Most Reliable 5G Network Further Extends its Lead
•Ultra Capacity 5G covers over 210 million people nationwide and can deliver game-changing speeds of 400 Mbps or more
•Extended Range 5G covers over 310 million people, reaching 94% of Americans
•A dozen independent third-party network benchmarking reports in 2021 show T-Mobile is number one in nationwide 5G speed and availability

(1) Based on industry consensus expectations. AT&T Inc. historically does not disclose postpaid account net additions.

BELLEVUE, Wash. - January 6, 2022 - T-Mobile US, Inc. (NASDAQ: TMUS) provided a preliminary view of key customer results for the fourth quarter and full-year 2021, including its highest postpaid net customer additions and postpaid account net additions in company history for full-year 2021. Postpaid net customer additions of 5.5 million for full-year 2021 exceeded the high end of the company’s annual guidance range and are expected to lead the industry for the 7th consecutive year, based on industry consensus expectations. In the fourth quarter, T-Mobile reported 1.8 million postpaid net customer additions, its highest fourth quarter in company history, and 315 thousand postpaid account net additions, the highest fourth quarter in the last four years.

“It is undeniable that T-Mobile’s unmatched best value, network and experience combination resonates with consumers and businesses when it results in record-setting net adds of 1.2 million postpaid accounts and 5.5 million postpaid customers in 2021, even as we continued to navigate Sprint churn during our accelerated integration,” said Mike Sievert, T-Mobile CEO. “And our 5G leadership continues to be unrivaled on every level. We are crushing our network build out goals. Our nationwide Ultra Capacity 5G and our Extended Range 5G expansion is way ahead of schedule and we aren’t slowing down. We’re way out ahead of the pack today creating the foundation for transformational 5G experiences that will define the future for years to come and consumers will benefit.”

Consistent and Strong Customer Growth
•Postpaid account net additions were 315 thousand in Q4 2021, the highest Q4 in four years and reached a record 1.2 million for the full year 2021, more than doubled year-over-year.
•Net customer additions were 1.8 million in Q4 2021 and 5.8 million for the full year 2021, the highest annual number in five years. The total customer count increased to a record-high of 108.7 million.
•Postpaid net customer additions were 1.8 million in Q4 2021 and 5.5 million for the full year 2021, which exceeded the company’s most recent annual guidance range of 5.1 to 5.3 million.
•Postpaid phone net customer additions were 844 thousand in Q4 2021 and 2.9 million for the full year 2021. Postpaid phone churn was 1.10% in Q4 2021 as the company ramped up its Sprint customer integration and 0.98% for the full year 2021.
•Postpaid other net customer additions were 906 thousand in Q4 2021 and 2.6 million for the full year 2021, which included High Speed Internet net customer additions of 224 thousand in Q4 2021 and 546 thousand for the full year 2021. T-Mobile ended the year with 646 thousand High Speed Internet customers, exceeding its year-end goal of 500 thousand customers.
•Prepaid net customer additions were 49 thousand in Q4 2021 and 342 thousand for the full year 2021, more than doubled year-over-year. Prepaid churn was 3.01% in Q4 2021 and 2.83% for the full year 2021.

Customer results for the fourth quarter and full-year 2021 are preliminary and subject to change pending completion of year-end closing review procedures. The following table includes the impact of the Sprint merger on a prospective basis from the close date of April 1, 2020. Historical results have not been retroactively adjusted and reflect standalone T-Mobile.

	Quarter			Year Ended December 31,
(in thousands, except churn)	Q4 2021	Q3 2021	Q4 2020	2021	2020
Total net customer additions	1,799	1,325	1,702	5,837	5,631
Postpaid net customer additions	1,750	1,259	1,618	5,495	5,486
Postpaid phone net customer additions	844	673	824	2,917	2,218
Postpaid other net customer additions	906	586	794	2,578	3,268
Prepaid net customer additions	49	66	84	342	145
Total customers, end of period (1)	108,719	106,920	102,064	108,719	102,064
Postpaid phone churn	1.10%	0.96%	1.03%	0.98%	0.90%
Prepaid churn	3.01%	2.90%	2.92%	2.83%	3.03%
(1) Includes 818,000 postpaid customers acquired from acquisitions in 2021 which were not included in net customer additions.

America’s Largest, Fastest and Most Reliable 5G Network Further Extends its Lead
T-Mobile continues to deliver game-changing Ultra Capacity 5G to people across the country at an unprecedented pace, strengthening its network leadership position with a two-year head start on its competition. T-Mobile continues to lead the industry with the only standalone 5G network able to deliver unparalleled network performance and blazing fast speeds!

The secret to T-Mobile’s Ultra Capacity 5G – the 5G that delivers super-fast speeds nationwide – is mid-band 2.5 GHz spectrum. T-Mobile ended the year with over 210 million people covered with its Ultra Capacity 5G, reaching over 80% of all T-Mobile customers, and plans to reach 300 million people (more than 90% of Americans) by the end of 2023. When other U.S. operators went all in on millimeter wave limited to parts of stadiums and outdoor areas, T-Mobile executed a multi-band spectrum strategy that includes low-band Extended Range 5G which reaches over 310 million Americans and is expected to cover 99% of Americans by 2023.

With the largest, fastest, and most reliable 5G network, T-Mobile has earned the crown of America’s 5G leader. Nearly every third-party network report in 2021 confirmed T-Mobile is number one in nationwide 5G speed and availability.

Contact Information
•Media Relations: mediarelations@t-mobile.com
•Investor Relations: investor.relations@t-mobile.com

T-Mobile Social Media
Investors and others should note that we announce material financial and operational information to our investors using our investor relations website (https://investor.t-mobile.com), newsroom website (https://t-mobile.com/news), press releases, SEC filings and public conference calls and webcasts. We also intend to use certain social media accounts as means of disclosing information about us and our services and for complying with our disclosure obligations under Regulation FD (the @TMobileIR Twitter account (https://twitter.com/TMobileIR) and the @MikeSievert Twitter (https://twitter.com/MikeSievert) account, which Mr. Sievert also uses as a means for personal communications and observations). The information we post through these social media channels may be deemed material. Accordingly, investors should monitor these social media channels in addition to following our press releases, SEC filings and public conference calls and webcasts. The social media channels that we intend to use as a means of disclosing the information described above may be updated from time to time as listed on our investor relations website.

About T-Mobile US, Inc.
T-Mobile US, Inc. (NASDAQ: TMUS) is America’s supercharged Un-carrier, delivering an advanced 4G LTE and transformative nationwide 5G network that will offer reliable connectivity for all. T-Mobile’s customers benefit from its unmatched combination of value and quality, unwavering obsession with offering them the best possible service experience and undisputable drive for disruption that creates competition and innovation in wireless and beyond. Based in Bellevue, Wash., T-Mobile provides services through its subsidiaries and operates its flagship brands, T-Mobile and Metro by T-Mobile. For more information please visit: http://www.t-mobile.com.

Forward-Looking Statements
This communication includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact, including information concerning T-Mobile US, Inc.’s future network build out plans and results of operations, are forward-looking statements. These forward-looking statements are generally identified by the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “could” or similar expressions. Forward-looking statements are based on current expectations and assumptions, which are subject to risks and uncertainties and may cause actual results to differ materially from the forward-looking statements. Important factors that could affect future results and cause those results to differ materially from those expressed in the forward-looking statements include, among others, the following: natural disasters, public health crises, including the COVID-19 pandemic (the “Pandemic”), terrorist attacks or similar incidents; adverse economic, political or market conditions in the U.S. and international markets, including those caused by the Pandemic; competition, industry consolidation and changes in the market condition for wireless services; data loss or other security attacks, such as the criminal cyberattack we became aware of in August 2021; the scarcity and cost of additional wireless spectrum, and regulations relating to spectrum use; our inability to retain or motivate key personnel, hire qualified personnel or maintain our corporate culture; our inability to take advantage of technological developments on a timely basis; system failures and business disruptions, allowing for unauthorized use of or interference with our network and other systems; the impacts of the actions we have taken and conditions we have agreed to in connection with the regulatory proceedings and approvals of the Transactions (as defined below), including the acquisition by DISH Network Corporation (“DISH”) of the prepaid wireless business operated under the Boost Mobile and Sprint prepaid brands (excluding the Assurance brand Lifeline customers and the prepaid wireless customers of Shenandoah Personal Communications Company LLC (“Shentel”) and Swiftel Communications, Inc.), including customer accounts, inventory, contracts, intellectual property and certain other specified assets (the “Prepaid Business”), and the assumption of certain related liabilities (the “Prepaid Transaction”), the complaint and proposed final judgment (the “Consent Decree”) agreed to by us, Deutsche Telekom AG (“DT”), Sprint Corporation (“Sprint”), SoftBank Group Corp. (“SoftBank”) and DISH with the U.S. District Court for the District of Columbia, which was approved by the Court on April 1, 2020, the proposed commitments filed with the Secretary of the Federal Communications Commission (“FCC”), which we announced on May 20, 2019, certain national security commitments and undertakings, and any other commitments or undertakings entered into including but not limited to those we have made to certain states and nongovernmental organizations (collectively, the “Government Commitments”), and the challenges in satisfying the Government Commitments in the required time frames and the significant cumulative cost incurred in tracking, monitoring and complying with them; our inability to manage the ongoing commercial and transition services arrangements that we entered into with DISH in connection with the Prepaid Transaction, which we completed on July 1, 2020, and known or unknown liabilities arising in connection therewith; the effects of any future acquisition, investment, or merger involving us; any disruption or failure of our third parties (including key suppliers) to provide products or services for the operation of our business; the occurrence of high fraud rates or volumes related to device financing, customer payment cards, third-party dealers, employees, subscriptions, identities or account takeover fraud; our substantial level of indebtedness and our inability to service our debt obligations in accordance with their terms or to comply with the restrictive covenants contained therein; adverse changes in the ratings of our debt securities or adverse conditions in the credit markets; the risk of future material weaknesses we may identify while we work to integrate and align policies, principles and practices of the two companies following the Merger (as defined below), or any other failure by us to maintain effective internal controls, and the resulting significant costs and reputational damage; any changes in regulations or in the regulatory framework under which we operate; laws and regulations relating to the handling of privacy and data protection; unfavorable outcomes of existing or future legal proceedings, including proceedings and inquiries relating to the criminal cyberattack we became aware of in August 2021; our offering of regulated financial services products and exposure to a wide variety of state and federal regulations; new or amended tax laws or regulations or administrative interpretations and judicial decisions affecting the scope or application of tax laws or regulations; the possibility that we may be unable to renew our spectrum leases on attractive terms or the possible revocation of our existing licenses in the event that we violate applicable laws; interests of our significant stockholders that may differ from the interests of other stockholders; future sales of our common stock by DT and SoftBank and our inability to attract additional equity financing outside the United States due to foreign ownership limitations by the FCC; the volatility of our stock price and our lack of plan to pay cash dividends in the foreseeable future; failure to realize the expected benefits and synergies of the merger (the “Merger”) with Sprint, pursuant to the Business Combination Agreement with Sprint and the other parties named therein (as amended, the “Business Combination Agreement”) and the other transactions contemplated by the Business Combination Agreement (collectively, the “Transactions”) in the expected timeframes or in the amounts anticipated; any delay and costs of, or difficulties in, integrating our business and Sprint’s business and operations, and unexpected additional operating costs, customer loss and business disruptions, including challenges in maintaining relationships with employees, customers, suppliers or vendors; unanticipated difficulties, disruption, or significant delays in our long-term strategy to migrate Sprint’s legacy customers onto T-Mobile’s existing billing platforms; and changes to existing or the issuance of new accounting standards by the Financial Accounting Standards Board or other regulatory agencies. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law.